UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

CODE GREEN APPAREL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-206089	80-0250289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31642 Pacific Coast Highway, Ste 102

Laguna Beach, CA 92651

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (877) 753-6377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 7, 2016, K. Brice Toussaint (“Toussaint”) resigned as the auditor of Code Green Apparel Corp. (the “Company”, “we” and “us”) and the Company engaged Patrick D. Heyn, CPA, P.A. (“Heyn”) as its independent registered public accounting firm through and with the approval and recommendation of our Board of Directors.

Other than for the inclusion of a paragraph describing the uncertainty of the Company’s ability to continue as a going concern (for the year ended December 31, 2015), Toussaint’s reports on the Company’s financial statements for the years ended December 31, 2014 and 2015, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Toussaint’s dismissal, there were: (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Toussaint on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Toussaint, would have caused it to make reference to the subject matter of the disagreements in its report on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Toussaint with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Toussaint to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above, a copy of which is filed as Exhibit 16.1 hereto.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Heyn’s engagement, neither the Company nor anyone on its behalf consulted Heyn regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Heyn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of Heyn as the Company’s independent registered public accounting firm, the Board of Directors considered all relevant factors, including that no non-audit services were previously provided by Heyn to the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 23, 2016, the Board of Directors of the Company increased the number of members of the Company’s Board of Directors from two to three and appointed Chase Daniel, as a member of the Board of Directors to fill the newly created vacancy, each pursuant to the power provided to the Board of Directors by the Company’s Bylaws and the Nevada Revised Statutes. The Company had previously agreed to appoint Mr. Daniel to the Board of Directors pursuant to the Asset Purchase Agreement dated June 23, 2016, by and between the Company as purchaser and 10Star LLC (“10Star”) as seller (the “Purchase Agreement”). Mr. Daniel is the principal of 10Star, which we owe funds under a $200,000 promissory note and further owe certain commissions, under the terms of the Purchase Agreement, described in greater detail in the Form 8-K filed by the Company with the Securities and Exchange Commission on July 13, 2016.

Mr. Daniel’s biographical information will be provided pursuant to an amendment to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1*	Letter From K. Brice Toussaint

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CODE GREEN APPAREL CORP.

Date: August 22, 2016	By:	/s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

16.1*	Letter From K. Brice Toussaint

* Filed herewith.